SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☐    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Belmont Bancorp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

BELMONT BANCORP.

May 17, 2004

To the Shareholders of BELMONT BANCORP.:

The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the meeting room at Undo’s Restaurant, 51130 National Road, St. Clairsville, Ohio, 43950, on Monday, May 17, 2004, at 11:00 a.m. for the following purposes:

1.	To elect four (4) persons as directors to serve for a three-year term expiring at the annual shareholders’ meeting in 2007.

2.	To ratify the appointment of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on April 7, 2004, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.

By Order of the Board of Directors

Jane R. Marsh
Secretary

Bridgeport, Ohio

April 19, 2004

PROXY STATEMENT

of

BELMONT BANCORP.

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2004

This Proxy Statement is furnished to the shareholders of Belmont Bancorp. (the “Company”) in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders of the Company to be held on May 17, 2004, at 11:00 a.m. in the meeting room at Undo’s Restaurant, 51130 National Road, St. Clairsville, Ohio, 43950, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies. Any proxy may be revoked any time before it is exercised.

The Board of Directors has fixed the close of business on April 7, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date 11,108,903 shares of common stock of the Company were outstanding and entitled to be voted. Each share of common stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of the shareholder’s shares of common stock multiplied by the number of Directors to be elected, and the shareholder may cast all of such votes for a single Director, or such votes may be distributed among the nominees, as each shareholder may see fit.

The holders of a majority of the stock issued and outstanding and entitled to vote that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A “broker non-vote” is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions or, if the broker does have such discretion, does not cast.

Two different voting requirements apply to the proposals set forth in the accompanying Notice of Annual Meeting. Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected. As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors and such nominees will be elected. All other proposals must be approved by the affirmative vote of a majority of common shares present at the Annual Meeting, whether by the presence of the record shareholders themselves or by proxy. Abstentions and broker non-votes will be present at the Annual Meeting and thus will have the same effect as votes cast against such proposals.

The proxies are solicited by the Board of Directors of the Company, and the cost thereof is borne by the Company. You may vote either by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or by attending the meeting in person, at which time you may revoke your proxy by stating your intention to do so. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Company or by announcement at the Annual Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Annual Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about April 19, 2004.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Election of Directors

The Company’s Articles of Incorporation provide that the Board of Directors shall consist of from seven (7) to fifteen (15) persons, as fixed by the Board. The Board has three (3) classes of directors, with the members of one (1) class to be elected annually for terms of three (3) years. In March 2004, the Board adopted a resolution providing that eleven (11) persons shall serve on the Board. In the class with a term expiring in 2004, there are currently four (4) members of the Board serving, including John H. Goodman, II, James R. Miller, Brian L. Schambach and Keith A. Sommer who now stand as nominees for election for a three-year term expiring in 2007. In the class with a term expiring in 2005, there are currently four (4) members of the Board serving. In the class with a term expiring in 2006, there are currently three (3) members of the Board.

Unless you indicate to the contrary, the persons named in the accompanying proxy will vote the proxy for the election of the nominees named below. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See “Information Concerning Directors and Nominees.”

John H. Goodman, II, James R. Miller, Brian L. Schambach and Keith A. Sommer have been nominated to serve, and have agreed to serve if elected, as directors to hold office until the annual meeting of the Company held in 2007 or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the shareholders will be voted, unless otherwise directed, in favor of electing such persons as directors.

Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of each nominee unless a contrary vote or authority withheld is specified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company and/or Belmont National Bank, a subsidiary of the Company (the “Bank”) and certain directorships held by such person. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee. The Board of Directors has affirmatively determined that at least a majority of the members of the Board of Directors are independent directors under the applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market (“Nasdaq”). Specifically, the Board has determined that Messrs. Beck, Giffin, Goodman, Lee, Miller, Petrozzi, Schambach, Sommer and Wilson are independent directors.

Name	Age	Current Position with the Company
Nominees for Terms Ending in 2007
John H. Goodman, II	59	Director
James R. Miller	61	Director
Brian L. Schambach	47	Director
Keith A. Sommer	63	Director

Directors with Terms Ending in 2004
John H. Goodman, II	59	Director
James R. Miller	61	Director
Brian L. Schambach	47	Director
Keith A. Sommer	63	Director

Directors with Terms Ending in 2005
Jay A. Beck	56	Director
David B. Kelley	55	Director
Tillio P. Petrozzi	71	Director
Charles A. Wilson, Jr.	61	Director

Directors with Terms Ending in 2006
David R. Giffin	59	Chairman of the Board
Terrence A. Lee	55	Director
Wilbur R. Roat	57	President, Chief Executive Officer and Director of both the Company and the Bank

Nominees with Terms Ending in 2007

John H. Goodman, II has served as a member of the Board of Directors of the Company and the Bank since 1974. Since 1969, he also has served as the president of Goodman Group, Inc. Mr. Goodman has been the owner of Harvey Goodman Realtor since 1975.

James R. Miller has served as a member of the Board of Directors of the Company and the Bank since 1995. He also has served as the chief executive officer of Howden Industrial since November 1998. From April 1992 until November 1998, Mr. Miller was the president of New Philadelphia Fan Co., a subsidiary of Howden Buffalo, Inc.

Brian L. Schambach has served as a member of the Board of Directors since March 2002. Since 1988, he has been the regional marketing manager with Nalco Chemical Company, formerly Calgon Corporation. He presently manages the Ohio, Pennsylvania, West Virginia and Maryland territories.

Keith A. Sommer has served as a member of the Board of Directors of the Company and the Bank since 1995. He also is president of the law firm, Sommer, Liberati & Berhalter Co., LPA. Mr. Sommer has been an attorney at Sommer, Liberati & Berhalter Co., LPA since 1968.

Directors with Terms Ending in 2004

See Mr. Goodman’s biographical information listed under Nominees with Terms Ending in 2007.

See Mr. Miller’s biographical information listed under Nominees with Terms Ending in 2007.

See Mr. Schambach’s biographical information listed under Nominees with Terms Ending in 2007.

See Mr. Sommer’s biographical information listed under Nominees with Terms Ending in 2007.

Directors with Terms Ending in 2005

Jay A. Beck has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since August 2000. He has served as the manager and director of Beck-Altmeyer Funeral Home since 1998. From 1990 to 1998 he was the owner of Beck Funeral Home. Mr. Beck also serves on the boards or advisory boards of various organizations, including St. Clairsville Schools, the St. Clairsville Chamber of Commerce and the National and State Funeral Directors Association.

David B. Kelley was appointed as a member of the Board of Directors on March 18, 2002. Mr. Kelley joined the Bank in July 2001 as Vice President-Commercial Lending and was promoted on March 5, 2002 to Senior Vice President-Commercial Lending. From 1996 until joining the Bank, Mr. Kelley served as regional president of Marion County for One Valley Bank of West Virginia.

Tillio P. Petrozzi was appointed as a member of the Board of Directors on March 18, 2002. Since 1980, he has been president and chief executive officer of T.P. Mining, Inc., with responsibility for all financial matters of the corporation. Mr. Petrozzi also serves as the president and chief executive officer of New Horizon Youth Center, LLC, a residential treatment center for juvenile boys aged 13 to 18, and as president of North Point Consulting and Behavioral Health Services, LLC, a non-profit organization providing outpatient health services to children and their families.

Charles A. Wilson, Jr. has served as a member of the Board of Directors of the Company and the Bank since 1973. He currently is an Ohio State Representative. Mr. Wilson has been the president and owner of Wilson Funeral & Furniture Co., Inc. since 1967.

Directors with Terms Ending in 2006

David R. Giffin has served as a member of the Board of Directors of the Bank since July 2000 and of the Company since October 2000. He has served as Chairman of the Board of Directors of the Company and the Bank since May 2001. He is vice president of Beaconsfield Financial Services, Inc., a securities brokerage firm based in Carnegie, Pennsylvania. In addition, Mr. Giffin has owned and served as president of Giffin Financial Group, a financial planning firm, since 1978, Giffin Management Group, a provider of property management services, since 1989, Giffin Mortgage Company, Inc., a mortgage brokerage firm, since 1992, Pension Systems, Inc., a provider of pension administration and management services, since 1979, and Marina Investors Group, Inc., an owner and operator of Grand Isle Marina, Grand Haven, Michigan, since 1992. He also serves on the board of directors of NorthPointe Bank, Grand Rapids, Michigan. In addition, Mr. Giffin serves as commissioner on the Michigan State Waterways Commission, having originally been appointed to a three-year term by Michigan Governor John Engler in 1996 and reappointed to a second three-year term in 1999 and a third three-year term in 2002. Mr. Giffin has held an NASD Series 7 and Series 24 license since 1969.

Terrence A. Lee has served as a member of the Board of Directors of the Company and the Bank since 1987. He also has owned the accounting firm, Lee & Associates, since January 1996.

Wilbur R. Roat has served as a member of the Board of Directors and the President and Chief Executive Officer of the Company and the Bank since December 1999. Prior to accepting this appointment, Mr. Roat served as the president and chief executive officer of First Lehigh Bank from September 1994 until February 1999. From March 1992 to September 1994, Mr. Roat served as the president and chief executive officer of St. Edmond’s Savings and Loan.

Meetings of the Board of Directors

In 2003, the Board of Directors of the Company conducted nine (9) meetings. Each director of the Company attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all of the committees on which each director served in 2003.

Committees

The standing committees of the Board of Directors include the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Trust Committee.

The Executive Committee has responsibility for acting upon matters that may arise between normally scheduled meetings of the full Board, for considering and making recommendations to the Board as to significant policy and other matters. Messrs. Beck, Giffin, Goodman, Lee, Petrozzi, Roat, Sommer and Wilson are members of the Executive Committee. The Executive Committee met seven (7) times during 2003.

The functions of the Audit Committee include recommending independent auditors to be retained by the Company; conferring with the independent auditors regarding their audit of the Company’s financial statements; reviewing the fees of such auditors and other terms of their engagement; considering the adequacy of internal financial controls and the results of fiscal policies and financial management of the Company; meeting with the Company’s internal auditors; reviewing with the independent and internal auditors the results of their examinations; and recommending changes in financial policies or procedures as suggested by the auditors. All members of the Audit Committee are independent directors as defined by its charter and the applicable rules of the Securities and Exchange Commission and Nasdaq, and are “financially literate” as defined by the applicable Nasdaq rules. The Board of Directors has determined that Mr. Lee is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission, and is also “financially sophisticated” as defined in the applicable Nasdaq rules. Messrs. Beck, Lee, Miller and Schambach are members of the Audit Committee. The Audit Committee met ten (10) times during 2003. See “Report of the Audit Committee.”

The Nominating Committee has the responsibility for nominating persons to serve on the Board and other matters. Messrs. Beck, Giffin and Roat were members of the Nominating Committee during 2003. For 2004, Messrs. Beck, Giffin and Petrozzi are members of the Nominating Committee, and each is independent in accordance with applicable Nasdaq rules. The Nominating Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. The Nominating Committee adopted a formal charter on March 15, 2004, addressing the nominations process and other related matters. A copy of this charter is attached to this Proxy Statement as Exhibit A. Additional information regarding the Company’s nominations process is contained in the section below entitled “Nominations Process”. The Committee met in March 2004 to review nominees for the Board.

The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits. Messrs. Giffin, Goodman and Petrozzi are members of the Compensation Committee and each is independent in accordance with applicable Nasdaq rules. The Compensation Committee met twice during 2003. See “Report of the Compensation Committee.”

Compensation Committee Interlocks and Insider Participation

Messrs. Giffin, Goodman and Petrozzi serve on the Company’s Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

Code of Conduct and Ethics

On April 21, 2003, the Board of Directors unanimously approved and adopted a Code of Conduct and Ethics applicable to the senior financial officers of the Company (the principal executive, financial and accounting officers, controller, or any person serving in an equivalent position) in accordance with Section 406 of the Sarbanes-Oxley Act of 2002. Pursuant to applicable Nasdaq rules that will be effective for the Company on May 4, 2004, the Board of Directors on March 22, 2004 unanimously approved and adopted a Code of Conduct and Ethics Policy applicable to all directors, officers and employees of the Company. A copy of the current Code of Conduct and Ethics Policy for Directors, Officers and Employees and the Code of Conduct and Ethics Policy for Senior Financial Officers are attached to this Proxy Statement as Exhibits B and C, respectively.

Director Compensation and Arrangements

Each non-employee director receives an annual cash retainer of $7,500. The Chairman of the Board, who also serves as Chairman of the Compensation Committee, receives an annual cash retainer of $25,000. The Chairman of the Audit Committee receives an annual cash retainer of $25,000 and the Chairman of the Trust Committee receives an annual cash retainer of $12,500. Additionally, each non-employee director receives a fee of $1,000 for each Board of Directors meeting attended. Non-employee directors who are members of the Audit Committee receive $500 for each meeting attended, and non-employee directors who are members of the Trust Committee receive $250 for each meeting attended.

Nominations Process

The Nominating Committee will consider nominees recommended by shareholders pursuant to the procedures described below. These procedures are included in the Nominating Committee’s charter, a copy of which is attached to this Proxy Statement.

The Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth below, based upon the source of the director nomination. Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 154 West Main Street, St. Clairsville, Ohio 43950 at least fourteen (14) days and not more than fifty (50) days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The Nominating Committee has an explicit list of criteria that the Committee uses to assess potential directors. The Committee recognizes that no one individual will meet all of the criteria below, but it is the Committee’s expectation that the collective Board of Directors will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing board, management, and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines and regulatory requirements;

•	Adequate business acumen and experience;

•	Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable SEC rules and Nasdaq listing standards;

•	Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•	A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional, or academic community.

Director nominees are recommended for the Committee’s selection by any of the members of the Committee or the Board of Directors. When identifying and evaluating nominees for new directors, the Nominating Committee first determines whether the nominee must or should be independent, which determination is based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the Securities and Exchange Commission, applicable Nasdaq rules, and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates. The Committee does not use a third party to identify or evaluate potential nominees. The Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by no less than a majority vote.

Shareholder Communications With The Board Of Directors

The Company’s Board of Directors has always been, and will remain, open to communications from the Company’s shareholders. The Board’s policy with respect to shareholder communications is described below.

If any Company shareholder desires to send a communication to the Board, such shareholder may mail any such communication, on an anonymous or named basis, to any Director or to the Company’s Corporate Secretary at 154 West Main Street, St. Clairsville, Ohio 43950. The Secretary will review the communication and forward it to such Director or Directors as is appropriate. While the Board certainly makes efforts to respond to communications from the Company’s shareholders, this process will not result in, nor should it be viewed to create an obligation of, a response to any communication. Shareholder proposals must be communicated in accordance with the procedures prescribed by the applicable securities laws and otherwise pursuant to the process described in the section of this Proxy Statement captioned “Shareholders’ Proposals” below.

The Company’s policy with respect to Board members’ attendance at annual meetings is that each director nominee is required to attend that year’s annual meeting, although all Board members are encouraged to attend annual meetings. Last year, all of the members of the Board of Directors attended the annual meeting.

PROPOSAL NO. 2: SELECTION OF AUDITORS

Independent Auditors

The Board of Directors appointed Crowe Chizek and Company LLC, independent certified public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2004. Crowe Chizek and Company LLC also audited the Company’s financial statements for the year ended December 31, 2003. Representatives of Crowe Chizek and Company LLC will be present at the meeting and will make a statement if they desire to do so, and will respond to appropriate questions that may be asked by shareholders.

The appointment of Crowe Chizek and Company LLC to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 2004 is presented to shareholders for ratification.

Independent Auditor Fees and Services

The following table shows the aggregate fees paid to Crowe Chizek and Company LLC for audit and other services rendered to the Company during 2002 and 2003:

	2003		2002
Audit fees	$83,750		$80,500
Audit-related fees	4,725		3,145
Tax fees	18,900	(1)	4,000
Other fees	86,575	(2)	62,016	(3)

	$193,950		$149,661

(1)	Tax fees paid during 2003 include $9,000 for fees related to the 2002 tax year

(2)	Other fees paid during 2003 include $82,125 for internal audit services of which $44,500 was paid for calendar year 2002

(3)	Other fees paid during 2002 include $50,606 for internal audit services of which $7,933 was paid for calendar year 2001

Audit fees include fees paid for the annual financial statement audit and for the review of the Company’s interim consolidated financial statements for each quarter in 2003 and 2002.

Audit-related fees include fees paid for consents required for filings with the Securities and Exchange Commission and for collateral opinions for the Federal Home Loan Bank.

Tax fees include amounts paid for the preparation of the consolidated federal tax return, various state tax return preparation, and miscellaneous tax research.

Other fees paid for 2003 include internal audit services and compliance programs related to the Sarbanes-Oxley Act of 2002. Other fees paid for 2002 include internal audit services and consulting fees.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent auditor to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee approved all of the services performed by Crowe Chizek and Company LLC during the 2003 fiscal year.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information concerning each executive officer or key employee of the Company, including such person’s business experience during at least the past five (5) years and positions held with the Company or its subsidiaries. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among the executive officers, nor are there any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an officer except as may be hereinafter described.

Wilbur R. Roat	57	President, Chief Executive Officer and Director of the Company and of the Bank

Jane R. Marsh	42	Secretary, Chief Financial Officer of the Company and Bank and Senior Vice President of the Bank

David B. Kelley	55	Director, Senior Vice President of the Company and Senior Vice President-Commercial Lending of the Bank

Wilbur R. Roat. See “Information Concerning Directors and Nominees” for information concerning Mr. Roat.

Jane R. Marsh has held various responsible accounting positions with the Bank and the Company since 1987, most recently as the Chief Financial Officer of the Company and Bank and Senior Vice President of the Bank.

David B. Kelley. See “Information Concerning Directors and Nominees” for information concerning Mr. Kelley.

EXECUTIVE COMPENSATION

The following table shows all compensation paid by the Company and its subsidiaries for the years ended December 31, 2003, 2002 and 2001 to the persons who have served as the executive officers of the Company throughout 2003. No other person who served as an executive officer during 2003 had income that exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)			All Other Compensation ($)
Wilbur R. Roat, President and Chief Executive Officer	2003	$200,000	$50,000		35,000	$10,076	(1)
	2002	185,000	50,000		50,000	9,208	(1)
	2001	174,712	50,000	(2)	115,000	3,360	(3)
David B. Kelley, Sr. Vice President Commercial Lending (4)	2003	$100,000	$12,500		7,500	$5,431	(1)
Jane R. Marsh, Sr. Vice President and Chief Financial Officer (4)	2003	$97,500	$10,000		7,500	$7,448	(1)

(1)	401(k) Matching, Profit Sharing and Forfeiture Contributions

(2)	In July 2002, the Compensation Committee of the Board of Directors approved a $50,000 bonus for Mr. Roat for his performance in 2001.

(3)	401(k) Matching Contribution

(4)	Salary and bonus did not exceed $100,000 for 2002 and 2001

Grants of Options

The following table summarizes information concerning individual grants of options made during the 2003 fiscal year to each of the executive officers of the Company. The Company has never granted stock appreciation rights.

Option Grants in 2003

	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Market Price per Share on Grant Date/ Grant Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (1)
Name					Expiration Date	5%	10%	0%
Wilbur R. Roat	35,000	43.2%	$5.66	$5.66	12/15/13	$124,584	$315,720	$0
				12/15/03
David B. Kelley	7,500	9.3%	$5.66	$5.66	12/15/13	$26,697	$67,654	$0
				12/15/03
Jane R. Marsh	7,500	9.3%	$5.66	$5.66	12/15/13	$26,697	$67,654	$0
				12/15/03

1)	The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and assume the options are held until their respective expiration dates. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of the Company’s common shares appreciates.

Option Exercises and Holdings

The following table summarizes information concerning options exercised during, and unexercised options held, as of the end of the 2003 fiscal year by each of the executive officers of the Company. No options were exercised by any of the executive officers during the fiscal year ended 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End 2003 (#)		Value of Unexercised In-the-Money Options at Year-End 2003 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wilbur R. Roat	0	$—	92,500	107,500	$260,500	$123,500
David B. Kelley	0	$—	10,000	32,500	$15,000	$37,000
Jane R. Marsh	0	$—	7,500	20,000	$10,500	$15,500

(1)	“Value of Unexercised In-the-Money Options at Fiscal Year-End” is based upon the closing price of the Company’s common stock on December 31, 2003, the last trading day of the 2003 fiscal year. The closing price on this day was $5.60 per share.

Employment Contracts

In December 1999, the Bank and the Company entered into an employment agreement with Mr. Roat, which provides for his employment as the President and Chief Executive Officer of the Bank and the Company for an initial term of three (3) years (which term, unless otherwise terminated, automatically renews for successive terms of one year each), at an annual base salary of $160,000. In September 2001, the Compensation Committee approved a $15,000 salary increase for Mr. Roat retroactive to January 1, 2001, thereby increasing his annual base salary to $175,000. In July 2002, the Compensation Committee approved a $10,000 salary increase for Mr. Roat retroactive to January 1, 2002, thereby increasing his annual base salary to $185,000. At that time the Committee approved a bonus for Mr. Roat for the 2001 calendar year, based on his exceptional performance. In December 2002, the Committee approved a bonus for the 2002 calendar year of $50,000 and an 8% salary increase taking his salary to $200,000. In December 2003, the committee approved a $10,000 salary increase to $210,000, and a $50,000 bonus based on Mr. Roat’s leadership in 2003 which resulted in improvement in stock prices, return of payment of dividends, increases in the loan portfolio and improved employee morale. This was based on Mr. Roat’s extraordinary efforts which resulted in the lifting of the consent order and settlement of extensive litigation issues. In addition, pursuant to the agreement, options to purchase 75,000 shares of the Company’s common stock at an exercise price of $2.00 per share were granted. The agreement further provides that if, prior to a change of control, the Company terminates or fails to renew the agreement without cause, Mr. Roat will be entitled to continuation of his compensation and benefits for the remaining term, if any, and for a six (6) month severance period. If the Company terminates or fails to renew the agreement without cause, within two (2) years following a change of control or if Mr. Roat voluntarily terminates his employment within six (6) months following a change of control, he will be entitled to receive a lump-sum payment of an amount equal to 299% of his annualized base salary and most recent bonus, as well as the purchase from him by the Company of his personal residence for the price originally paid by him.

Other Compensation Plans and Arrangements

The Bank has a Defined Contribution 401(k) Savings Plan, which allows employees who work over 1,000 hours per year to defer up to allowable IRS limits of their pre-tax salary to the Plan. The Bank matches fifty percent (50%) of the first four percent (4%) deferred. The Bank may also make voluntary contributions to the Plan. For 2003, the Bank paid $59,684.93 in matching funds and $117,160.46 in voluntary contributions to the plan. The matching funds contribution for Mr. Roat was $4,075.78 and $2,254.41 for Mrs. Marsh. The voluntary contribution for Mr. Roat was $6,000, for Mr. Kelley, $3,507.69 and for Mrs. Marsh, $3,318.75.

In February 2000, the Board adopted the Belmont Bancorp. 2001 Stock Option Plan, which was subsequently approved by the shareholders at the 2001 annual meeting. In December 2003, 76,000 incentive options were awarded at a price of $5.66 per share. Mr. Roat was awarded 35,000 options, Mr. Kelley and Mrs. Marsh were each awarded 7,500 options. Ten other bank officers also received incentive options at that time at a price of $5.66 per share. In June 2003 one other bank officer was awarded an incentive option to purchase 5,000 shares at a price of $4.99 per share. A total of 442,500 options have been awarded under the plan. Of these, 7,500 have been exercised and 67,000 nonvested options have been forfeited due to termination of employment.

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to shares of Belmont Bancorp. common stock that may be issued under our existing equity compensation plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	368,000	$4.12	624,500
Equity compensation plans not approved by security holders (2)	0	0	0
Total	368,000	$4.12	624,500

(1)	Consists of the options issued under the Belmont Bancorp. 2001 Stock Option Plan approved by shareholders at the annual meeting held May 21, 2001.

(2)	There are no equity compensation plans not approved by security holders.

Set forth below is a comparison of the total shareholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Nasdaq U.S. Stocks Index (a broad equity market index which includes the stock of companies traded on the Nasdaq SmallCap Market) and the SNL Index of Banks with Assets less than $500 Million (an index consisting of over 130 banks that trade on the Nasdaq, the American Stock Exchange or the New York Stock Exchange with assets of less than $500 million.)

REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

The Company’s executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of high caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company’s shareholders. The Compensation Committee has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits.

Compensation of Executive Officers

Salary determinations for executive officers are based upon various subjective factors such as the executive’s responsibilities, position, qualifications, individual performance and experience. In 2003 the Compensation Committee reviewed salary information from five compensation surveys for comparable positions at other Ohio and regional banking organizations of similar size. At that time the Committee approved salary increases for Mr. Roat, Mr. Kelley and Mrs. Marsh based on the survey material. Generally, the Company does not establish quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives.

Compensation of Chief Executive Officer

The decision of the Compensation Committee regarding annual compensation for the year 2003 for Wilbur R. Roat, the Company’s President and Chief Executive Officer was based upon various subjective factors such as Mr. Roat’s responsibilities, position, qualifications and experience. During 2003 the remaining litigation issues were resolved, the loan portfolio increased, there was improvement in the stock price and the Company returned to paying dividends. These positive results, along with improved morale within the Company, were attributed to Mr. Roat’s leadership which has enhanced the image of Belmont National Bank.

Compensation Committee:

David R. Giffin John H. Goodman, II Tillio P. Petrozzi

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four independent directors as defined by applicable rules of the Securities and Exchange Commission and Nasdaq and operates under a written charter adopted by the Board of Directors in accordance with Nasdaq rules. This charter was revised in March 2003, and a copy of the charter was attached to the Company’s Proxy Statement for the 2003 Annual Meeting. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee:

Terrence A. Lee (Chairman) Jay A. Beck James R. Miller Brian L. Schambach

PRINCIPAL SHAREHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of common stock beneficially owned as of April 7, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the shares of common stock, (ii) each director and nominee for director of the Company, (iii) the executive officer included in the “Summary Compensation Table” and (iv) all directors and executive officers of the Company as a group. Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of common stock so indicated. There were 11,108,903 shares of common stock issued and outstanding as of April 7, 2004.

Security Ownership Table

Name and Address of Beneficial Owner	Amount		Percent (%)
Jay A. Beck	8,634	(1)	*
David R. Giffin	1,000,000	(2)	9.0
John H. Goodman, II	318,232	(3)	2.9
David B. Kelley	15,220	(4)	*
Terrence A. Lee	29,614	(5)	*
James R. Miller	15,000	(6)	*
Tillio P. Petrozzi	200,970	(7)	1.8
Wilbur R. Roat	132,500	(8)	1.2
Brian L. Schambach	25,000	(9)	*
Keith A. Sommer	74,008	(10)	*
Charles A. Wilson, Jr.	153,556	(11)	1.4
Directors and Executives Officers as a Group	1,985,624		17.9

*	Less than 1%.

1. These shares are held in the name of the Jay A. Beck IRA.

2. This amount includes (i) 889,000 shares held in the name of the David R. Giffin Trust and (ii) 111,000 shares held in the name of Pension Systems Inc. Profit Sharing Plan f/b/o David R. Giffin. Mr. Giffin’s business address is 151 South Rose Street, Suite 623, Kalamazoo, Michigan 49007.

3. This amount includes (i) 32,134 shares held in the name of Marylouise Goodman IRA, (ii) 66,535 shares held in the name of Marylouise Goodman, wife of Mr. Goodman, to which Mr. Goodman disclaims any beneficial interest, (iii) 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest, (iv) 28,101 shares held by John H. Goodman, II, Trustee under a trust dated April 26, 1995, (v) 23,784 shares held in the name of John H. Goodman, II, and (vi) 114,974 shares held in the name of the John H. Goodman, II IRA.

4. This amount includes (i) 220 shares held in the name of David B. and Jorene H. Kelley as joint tenants, and (ii) 15,000 issued upon exercise of currently exercisable options, 2,500 at an exercise price of $4.00 per share, 10,000 at an exercise price of $3.90 per share and 2,500 at an exercise price of $4.60 per share.

5. This amount includes 32 shares each held in the names of Terrence A. Lee, Custodian for Katherine M. Lee, UOTMA, Terrence A. Lee, and Terrence A. Lee, Custodian for Tara N. Lee, UOTMA. Katherine and Tara are Mr. Lee’s minor daughters. This amount also includes 25,000 shares held in the name of Terrence A. and Cathy C. Lee as joint tenants; and 4,550 shares held in the name of Terrence A. Lee. This amount does not include 52,704 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, as to which Mr. Lee disclaims any beneficial interest.

6. These shares are held in the name of the James R. Miller IRA.

7. These shares are held in the name of Tillio P. and Louise E. Petrozzi as joint tenants.

8. This amount includes (i) 75,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $2.00 per share, expiring in February 2011, (ii) 20,000 shares issuable upon the exercise of currently exercisable options at an exercise price of $4.00 per share, expiring in December 2011, and 12,500 shares issuable upon the exercise of currently exercisable options at an exercise price of $4.60 per share, expiring in December 2012 and (iii) 25,000 shares are held in the names of Wilbur R. and Joanne Roat as joint tenants.

9. This amount includes (i) 15,000 shares held in the names of Brian and Lee Ann Schambach as joint tenants in which Mr. Schambach shares voting and investment power and (ii) 10,000 shares held in the name of Brian Schambach IRA.

10. These shares are held in the name of the Keith A. Sommer SEP IRA.

11. This amount includes (i) 7,804 shares held in the name of Wilson Funeral and Furniture Company, of which Mr. Wilson is President, and in which Mr. Wilson holds a substantial stock interest and has voting power, (ii) 16,300 shares issuable to Mr. Wilson, and (iii) 83,700 shares held in the name of Charles A. Wilson, Jr. IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to persons who are officers or directors of the Company or holders of 10% of the Company’s common stock were complied with in 2003, except Mr. Roat, Mr. Kelley and Ms. Marsh each failed to timely file one Section 16(a) report in connection with an award of stock options each received in 2003.

CERTAIN TRANSACTIONS

Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.

The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.

From time to time the law firm of Sommer, Liberati & Berhalter Co., LPA, of which Keith A. Sommer is a partner, provides legal services to the Company and the Bank. Mr. Sommer is a director of both the Company and the Bank. It is contemplated that this firm may be retained to perform additional legal services during the current year.

See “Executive Compensation—Employment Contracts” for a description of the employment agreement entered into among the Company, the Bank and Mr. Roat.

SHAREHOLDERS’ PROPOSALS

To be considered for inclusion in the Company’s Proxy Statement for the next Annual Meeting of Shareholders, shareholder proposals must be sent to the Company, directed to the attention of Wilbur R. Roat, for receipt not later than December 20, 2004. Proposals may be no more than 500 words long, including any accompanying support statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 5, 2005 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on March 5, 2005.

GENERAL AND OTHER MATTERS

Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

By Order of the Board of Directors

Jane R. Marsh Secretary

Bridgeport, Ohio

April 19, 2004

Exhibit A

Belmont Bancorp.

Nominating Committee Charter

As Adopted by the Board of Directors

On March 15, 2004

Section 1. Purpose and Scope

The primary function of the Nominating Committee (the “Committee”) is to review and recommend to the Board of Directors (the “Board”) the nominees for election as directors of the Company and to review related Board development issues including succession planning and evaluation.

Section 2. Composition

The Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence requirements under applicable rules or regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. (or such other exchange upon which shares of the Company’s stock are then listed), as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

In addition, no member may, other than in his or her capacity as a member of the Committee, the Board or any other Board committee, (i) accept any consulting, advisory or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any of its subsidiaries.

The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of shareholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Section 3. Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

•	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

•	Recommend to the Board, and aid in identifying and attracting, qualified candidates to stand for election as Directors.

•	Evaluate periodically the desirability of and recommend to the Board any changes in the size and composition of the Board.

•	Select and evaluate directors in accordance with the general and specific criteria set forth in Section 4.

•	Evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or re-election as a director based on the extent to which such individual meets the general and specific criteria above.

•	Submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of shareholders and to be added to the Board at any other times due to Board expansions, director resignations or retirements or otherwise.

•	Hold meetings, as appropriate, to discuss the matters under this Charter.

A-1

•	The Committee shall have access to outside legal counsel and consultants at its discretion if it deems such access to be necessary.

Section 4. Nominating Process

Director nominees may be recommended for the Committee’s selection by any of the members of the Committee or the Board. The Committee may also use its network of contacts to compile a list of potential candidates. The Committee will also accept nominations for the office of director from shareholders of the Company if presented in the manner described below.

When identifying and evaluating nominees for new directors, the Committee shall first determine whether the nominee must or should be independent, which determination shall be based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the Securities and Exchange Commission, applicable Nasdaq rules, and the advice of counsel, if necessary. The Committee shall then meet to discuss and consider such candidates’ qualifications and then choose a candidate by no less than a majority vote.

The following is a list of criteria that the Committee may use to assess potential directors. The Committee recognizes that no one individual will meet all of the criteria below, but it is the Committee’s expectation that the collective Board will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing Board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing Board, management, and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines and regulatory requirements;

•	Adequate business acumen and experience;

•	Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable Securities and Exchange Commission rules and Nasdaq listing standards;

•	Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•	A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional, or academic community.

Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 325 Main Street, Bridgeport, Ohio 43912 at least fourteen (14) days and not more than fifty (50) days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the company if so elected.

A-2

Exhibit B

BELMONT BANCORP./BELMONT NATIONAL BANK

Code of Conduct and Ethics Policy for Directors, Officers and Employees

MARCH 22, 2004

The term “employee” as used in this policy statement includes all directors, officers, employees, attorneys, and agents of the Company.

Purpose

The Code of Conduct and Ethics Policy for Belmont Bancorp. and Belmont National Bank (hereafter referred to collectively as the “Company”) addresses our basic policies of ethical conduct for employees. The foundation of our code consists of basic standards of business as well as personal conduct:

•	Honesty and candor in our activities, including observance of the spirit, as well as the letter, of the law;

•	Avoidance of conflicts between personal interests and the interest of the Company, or even the appearance of such conflicts;

•	Respecting the confidentiality of information obtained in the course of business;

•	Maintenance of our reputation and avoidance of activities which might reflect adversely on the Company; and

•	Integrity in dealing with the Company’s assets.

Scope

The Company has established this policy to assist its employees in understanding and carrying out this mandate for honesty, integrity, and high standards of conduct. The following are the underlying tenets under which the Company’s directors, officers, and employees will operate:

•	A Company’s reputation for integrity is its most valuable asset and is determined by the conduct of its employees;

•	Each employee must manage his or her personal banking business affairs so as to avoid situations that might lead to a conflict or even suspicion of a conflict between self-interest and duty to the Company, its customers, and its shareholders;

•	No Company position must ever be used, directly or indirectly, for private gain, to advance personal interests, or to obtain favors or benefits for an employee, a member of his or her family, or any other person;

•	All employees are encouraged to communicate to senior management and to accountants or examiners engaged in financial audits of the Company, all material unfavorable as well as favorable information and professional judgments or opinions known at the time of the financial disclosure; and

•	Concerns or complaints about accounting practices, internal controls or auditing matters should be reported directly to the Chairman of the Audit Committee as outlined in the Accounting and Auditing Complaint Policy (904.1 in Personnel Policies Manual or Page 56 in Employee Handbook).

Policy

It is the policy of the Company to prohibit its employees from engaging in any activity, practice, or act which conflicts with, or appears to conflict with, the interests of the Company, its customers, or its suppliers. Since it is impossible to describe all of the situations that may cause or give the appearance of a conflict of interest, the prohibitions included in this policy are not intended to be exhaustive and only include some of the more clear-cut examples.

General Standards of Ethical Behavior

The primary principle underlying conflicts of interest is that employees must never permit their personal interests to conflict or appear to conflict with the interests of the Company or its customers. Even the appearance of a conflict between personal gain and the interests of the Company erodes the trust and confidence on which our reputation rests. Employees should not represent the Company in any transaction where they have any material connection or significant financial interest. An example of a material connection would be relatives or close personal friends, whether the transaction involves them as individuals or as principals in a firm doing business with the Company. Examples of a significant financial interest would include the employee’s involvement as proprietor, partner or joint venture in a firm doing business with the Company. It would also include a situation where the employee has a large investment in a corporation – especially a small corporation – to permit him to influence the Company’s policies and decisions. The employee should avoid transactions involving any of the above circumstances. “Transactions” include authorizing and making loans, approving overdrafts, authorizing or accepting checks on uncollected funds, waiving late charges or other fees, and waiving of financial statements or collateral documents.

Hospitality to Public Officials

Acts of hospitality toward public officials should never be on such a scale or of such a nature as might tend to compromise or give the impression of compromising the integrity or the reputation of either the public official or the Company. When appropriate hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

Dealing with Suppliers

Employees must award orders, contracts, and commitments to suppliers of goods or services without favoritism. Company’s business of this nature must be conducted strictly on the basis of merit and, whenever appropriate and feasible, competitive bidding.

Fair Competition

Under no circumstances should employees enter into arrangements or agreements with competitors. This includes such matters as (1) pricing, (2) marketing policies and strategies, and (3) official management interlocks with nonaffiliates. In the pricing area in particular, discussions with competitors about future pricing plans are strictly forbidden.

Loans to Directors, Executive Officers, and Their Related Interests

Federal regulations impose certain restrictions on loans by the Company to directors, principal shareholders, and executive officers of the Company. The limitations also extend to those companies or entities in which a director or executive officer has an ownership or controlling interest, called a “related interest.” Federal regulations also impose certain restrictions on loans by the Company to principal shareholders and their related interests. In addition to certain monetary limitations, federal regulations provide that loans to executive officers, directors, and principal shareholders must be made on substantially the same terms, including interest rates and collateral, as to those prevailing at the time for compatible transactions with other persons who are not employed by the Company and which do not involve more than the normal risk of repayment or present other unfavorable features. Both federal and state regulations provide that, except for loans that fall below a certain monetary limit or that are for approved purposes, loans to executive officers, principal shareholders, directors, and their related interests must be approved by the board of directors with the director or officers with the related interests abstaining from the vote. This abstaining also includes leaving the room during the discussion and vote on the loan approval. (See policy # 508.1, Loans to Executive Officers)

Loans to Other Officers and Employees

Employees, other than those noted in the section above, are eligible to borrow from the Company in accordance with Policy # 507.1, Loans to Employees. With the exception of preferential loans by executive officers from correspondent Banks, neither Company policies nor Federal Reserve regulations restrict employee borrowing relationships with other institutions. However, each employee is expected to maintain his or her financial affairs in a satisfactory manner, and to manage debts in relation to income and net worth.

Self-Dealing or Trading on One’s Position

Employees are prohibited from self-dealing or otherwise trading on their positions with the Company or Bank holding company. Employees are prohibited from accepting business opportunities from an individual or company doing or seeking to do business with the Company when that opportunity is made available because of such official position with the Company. The Company requires disclosure of all potential conflicts of interest, including those in which employees have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or Bank holding company. The Company may require divestiture of such interest if it deems the interest to be in conflict with its best interests.

Service with Outside Organizations for Profit

An employee must never become a director or an official of a business organized for profit without first obtaining a written statement from the President stating there is no objection to such service. The request will then be reviewed for final approval by the board of directors to determine whether any conflicts of interest exist or appear to exist. Any fees earned by a staff member for service on an outside commercial board in which the Company has no equity interest may be retained by the individual. Regarding employment outside the Company, employees should not allow the outside employment to interfere with their job performance or require such long hours as to affect their physical or mental effectiveness. An employee is expected to devote full attention to the Company’s interest during regular hours of employment. All outside employment must be reported to and approved by the Human Resources Officer, and the Company reserves the right not to approve any outside employment which could be detrimental to the Company’s image. (See Policy # 208.1, Outside Employment)

Involvement in Civic, Trade, Educational, Charitable & Fraternal Affairs

The Company encourages employees to participate in civic and charitable activities. For business reasons, it is sometimes desirable to have employees become active members of not-for-profit organizations. Employees choosing to participate in civic, charitable, political, and professional association activities are responsible for seeing that such participation does not result in any actual or apparent conflict of interest, encroach upon working time, or otherwise interfere with regular duties. If an employee has any question in this regard, he or she should discuss the matter with the Human Resources Officer.

Personal Fiduciary Appointments

Employees may not accept personal fiduciary appointments without first securing written approval from the CEO and Human Resources Officer, unless such appointments result from close family relationships.

Personal Fees and Commissions

No employee may accept personal fees or commissions in connection with any transactions on behalf of the Company unless specifically provided/paid by the Company as part of its compensation program for specific business activity.

Work Relationships

No employee shall give or receive any special considerations to the conditions of employment of another employee due to family or personal relationships. Just as external business decisions must be based on sound, ethical business practices, all personnel decisions must be based on sound management practices and not be influenced by personal concerns.

Securities Underwriter

No staff member may become an officer, director, or employee of any securities underwriting corporation. It is prohibited by 12 USC 78.

Confidentiality

Confidentiality is a fundamental principle of the financial services business. The principle is equally applicable to non-public information concerning the Company and to similar information received by the Company from a customer or supplier for a business purpose. The principle applies with equal force to both informal and formal communications. (See Privacy Policy, BNB Information Privacy Manual)

Confidential Information Concerning the Company. Staff members must not divulge any non-public information regarding the Company to any outsider except for a legitimate business purpose and with the understanding that the information is confidential and is to be used solely for the limited business purpose for which it was given and received.

Confidentiality of Customer Records and Credit Files. Financial and personal information about customers is entitled to the same respect and care as funds or physical property. To protect the privacy rights of its customers, the Company will do the following:

•	Collect and maintain only that information which is specifically necessary to serve customer accounts properly and to render fair credit judgment.

•	Maintain in a secure manner all files and recordkeeping systems which contain information on customers.

•	Divulge no personal or credit information to third parties except with proper customer authorization, or pursuant to proper legal process or regulation, or for purposes of extension of credit by other lenders.

•	In the event of subpoena or other legal process requiring the organization to disclose customer information, the following procedures will be implemented:

•	Notify customer as promptly as possible of the request.

•	Make full use of the maximum legal waiting period before honoring the subpoena or other process, which will give the customer the opportunity to take any available legal recourse.

•	Refuse to permit inspection of files not directly requested by legal document. Only information specifically required will be released. Access to files not specified will not be permitted.

•	Instruct all employees with access to such files and information about these privacy provisions.

Internally, such information should be utilized only for the business purpose for which it as given and restricted within the Company to those who need to know. Confidential information concerning customers and clients must never be exchanged between employees performing fiduciary or investment management services and those engaged in rendering commercial banking services such as credit. The primary purpose is to prevent trust and investment officers from making investment decisions based upon confidential information received from the commercial side of the Company.

Legal Compliance

Employees are required to comply with all applicable governmental laws, rules, and regulations. It is the responsibility of each Company employee to be specifically aware of the USA PATRIOT Act and Belmont National Bank’s Anti-Money Laundering Program and to attend training sessions on how to detect and prevent money laundering and the financing of terrorism. If an employee suspects that any individual, entity or organization may be involved in money laundering or the financing of terrorism, those suspicions should be discussed with the Security Officer and Compliance Officer immediately.

Employees at all times should provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

Requests by regulatory or government agencies for information other than that required for Company examinations and required reports should be referred to the Security Officer.

Maintenance of our Reputation and Avoidance of Activities that might Reflect Adversely on the Bank

Employees are not to engage in, directly or indirectly either on or off the job, any conduct that is disloyal, disruptive, competitive, or damaging to the Company.

Bribes and Preferential Treatment

In accordance with applicable laws and regulations, employees are prohibited from soliciting for themselves or for a third party (other than the Company itself) anything of value from anyone in return for any business service or confidential information of the Company and accepting anything of value (other than bona fide salary, wages, fees, or other compensation paid by the Company in the usual course of business) from anyone in connection with the business of the Company, whether before or after a transaction is discussed or consummated. All gifts received or offered, other than the exceptions listed below, should be disclosed in writing immediately to the employee’s supervisor and to the Company’s counsel. The exceptions are as follows:

•	If the benefit is available to the general public under the same conditions that it is available to the Company employee.

•	If the gift is based on obvious family or personal relationships and not on Company business.

•	Entertainment expenses that would be paid by the Company as a bona fide business expense if not paid for by another party.

•	Loans from other Banks made on customary terms to finance proper and usual activities of Company officials, such as home mortgage loans, except where prohibited by law.

•	Acceptance of advertising or promotional material of minimal value, such as pens, pencils, note pads, key chains, calendars, and similar items.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers.

•	Acceptance of gifts of nominal value that are related to commonly recognized events or occasions, such as promotion, wedding, Christmas, etc.

•	Acceptance of civic, charitable, educational or religious organizational awards for recognition of service and accomplishment. The monetary value of such awards should not exceed $100.

If violations of these bribery and preferential treatment provisions occur, action will be taken immediately and could range from requiring that reimbursement be made to the giving party, up to termination of the employee involved in the violation. Employees must submit documentation of the nature and value of all gifts and other consideration or remuneration over $5 that are received in conjunction with or related to Company business. This documentation will be maintained in a permanent file by the human resources officer.

The penalties for violations of the Bank Bribery Act will be imposed if the value of the item offered or received exceeds $100. Under the act, the offense is a felony punishable by up to five years of imprisonment and a fine of up to $1,000,000 or three times the value of the bribe or gratuity. If the value does not exceed $100, the offense is a misdemeanor punishable by up to one year of imprisonment and a maximum fine of $1,000.

Personal Investments

Employees are free to invest in stocks, bonds, and other securities at their discretion, but they must always comply with applicable laws and regulations. Speculation or excessive borrowing and gambling are not consistent with the prudent management of personal affairs expected of a Company employee. Staff members must never make changes in their personal investment portfolios on the basis of confidential information relating to the Company or its customers. Employees who own more than ten percent of the equity securities issued by the Company are prohibited from engaging in “short-swing” trading of securities issued by the Company by purchasing and selling, or selling and repurchasing, such securities within a period of less than six months.

Dealing with Assets of the Company

The Company has established internal accounting controls and recordkeeping policies in order to meet both the legal and the business requirements of the Company. Employees are expected to maintain and adhere to these controls and policies. The accounting records of the Company must be complete, accurate, and in reasonable detail. Such records include books of original entry and other financial information used for internal management decision-making and external reporting. The underlying transactions must be properly authorized and recorded on a timely basis in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability of assets. No fund or asset that is not fully and properly recorded on the Company’s books is permitted. In addition, it is unlawful to falsify any book, record, or account which reflects transactions of the Company or dispositions of the Company assets. Employees should be certain that all transactions with other persons are properly documented and recorded to avoid any possible allegation that the Company was assisting such persons in improperly recording or detailing the nature of the transactions involved. In addition, employees will adhere to the Bank Secrecy and Currency Transactions Reporting Policy as required by federal law. All employees who are authorized to incur business expenses are responsible for the accurate and timely reporting of such expenses. All expenditures must be in accordance with existing policy.

Proprietary Information, Products, Services and Other Property

All staff members are expected to protect the Company’s ownership of property, including information, products, and services. The misuse or removal from Company facilities of the Company’s furnishings, equipment, and supplies is prohibited, unless specifically authorized. This applies equally to other property created, obtained, or copied by the Company for its exclusive use, such as client lists, files, reference materials and reports, computer software, data processing systems, and databases. Neither originals nor copies may be removed from the Company’s premises or used for purposes other than Company business without the board of directors’ authorization.

Disclosure of Actual or Potential Violations

If an employee feels that he or she has violated or created a potential violation, or the appearance of a violation, of this Code of Conduct & Ethics Policy, even inadvertently, the employee should report the facts of the situation to his or her supervisor or to the human resources officer. Similarly, if an employee is aware of an apparent violation of this policy by another employee, that fact should be reported in good faith to the human resources officer. The nature of some actual or potential violations, including the position of the employee involved, may dictate that the violation be reported directly to the board of directors or one or more of its members. The Company will maintain a written record of any disclosures of actual or potential violations to this Code of Conduct.

Training and Awareness Programs

All new employees will receive a copy of this Code of Conduct & Ethics Policy, be instructed as to its contents, and sign a statement attesting that this has been accomplished. Not less frequently than annually, all employees will receive appropriate training and review of this document, and will sign a statement attesting that this has been done.

Personal Conduct

The Company has certain standards of conduct that are expected of all employees. While most of them concern on-the-job issues, some necessarily involve conduct outside the Company as well. Employees should refer to the Employee Handbook for additional policies regarding personal conduct, including telephone conduct, sexual harassment, personal appearance, maintenance of work areas, food, beverages and smoking.

Treatment of Customers

All employees are expected at all times to be courteous and businesslike in their professional interactions with customers, co-workers, and members of the community. While we strive to maintain a pleasant work atmosphere, excessive personal conversation, congregating in groups, joking, and idle conversation can be detrimental to the image we project and distracting to others and, therefore, are inappropriate. Under no circumstances should any employee be talking to another employee while waiting on a customer unless it pertains to business regarding that customer. No employee should interrupt any conversation another employee is having with a customer, unless it relates to that customer’s business with the Company.

All employees should be friendly and give the customer their undivided attention. Always remember to say “May I help you,” “Thank you,” and “I’m sorry,” and to use the customer’s name in the conversation. Give individual consideration, and be tactful when it is necessary to refuse a request because of Company policy. Apologize for errors or delays and take time to be helpful.

Interactions with Co-Workers

A staff with a genuine spirit of teamwork is vital both to the efficient operation of the Company and to the satisfaction of the employees. All employees must endeavor to assist other employees, both within their own departments and in other departments, on any matter in which they can. While an employee’s first responsibility is to his or her own job, there are occasions when one employee is busy while another is not. In such situations, employees who are not busy are expected to “lend a hand” to those who are.

Also, all employees are expected to be sensitive to the concerns and workloads of employees in departments other than their own and to attempt to find ways to alleviate problems in this regard. Similarly, supervisors will develop policies that reduce the imbalances in work flows between departments. Complete teamwork involves effort and cooperation by management and every member of our organization.

Supplies and Equipment

Stationary and other supplies represent a significant part of the Company’s expenses, and all employees are expected to conserve them at every opportunity. When an employee notices that supplies are low, his or her supervisor should be notified so that additional supplies can be ordered. All employees are expected to take good care of the Company’s equipment. All equipment must be kept clean and free of debris. Under no circumstances should food or beverages be set on or next to equipment. In the event of an equipment malfunction, the User Help Line should be notified immediately.

Public Activities and Affairs

When participating in public affairs and other off-the-job activities, all employees are cautioned to refrain from conduct that could reflect negatively on the participant or the Company. Endorsements, testimonials, and publications should never be represented, implied, construed, or directed as actions and/or endorsements of the Company unless explicitly sanctioned by the board of directors.

All employees, particularly managers, are encouraged to participate in civic organizations and political activities, providing such participation does not unduly interfere with their duties or cause detrimental action to the Company.

An employee who considers becoming a candidate for an elective public office or being appointed to any government position should obtain prior approval of the Company president.

Personal Finances

All employees are expected to live within their income and to manage their personal finances so as to avoid embarrassment personally or to the Company. This includes proper handling of bank accounts and not writing checks against insufficient funds. Excessive borrowing is evidence of poor financial management. The services and advice of the Company are available to all staff members in need of financial guidance and assistance. Loans made to qualified employees are based on creditworthiness, including length of employment and prospects for continued employment. All employee loans must be approved by the human resources officer as well as the president or senior lending officer.

Borrowing and Lending Practices

Employees should not borrow from each other and should not lend personal funds to customers of the Company other than to members of their immediate families. Family transactions should be kept out of the Bank.

Solicitations

Solicitations of any kind on Bank premises are expressly prohibited unless permission is obtained from the president or human resources officer.

Actions in Cases of Noncompliance

The importance of seriousness of this subject cannot be overemphasized. Instances of noncompliance with the provisions or spirit of the Code of Conduct & Ethics Policy will be dealt with in a direct and fair-handed manner. When all the pertinent facts of a case have been determined, at a level commensurate with the seriousness of the case, the Company will take appropriate action which may include, but is not limited to the following:

•	Appropriate consideration will be given if the instance was voluntarily disclosed by the employee involved.

•	If the violation appears inadvertent and not of highly serious consequences, remedial instruction and training by the employee’s supervisor may be the appropriate remedy.

•	More serious violations may warrant stronger action which may include a letter of reprimand to the employee with a copy to the employee’s personnel file, suspension without pay for an appropriate length of time, or dismissal as the situation warrants.

•	A Suspicious Activity Report may be filed no later than 30 calendar days following the discovery of the violation, according to the guidelines found in our Bank Secrecy and Anti-money Laundering Policy.

An employee proposed to be subjected to any disciplinary action because of an alleged violation shall have the right to appeal his or her case to the board of directors. The board’s decision in such cases shall be final.

Review of Policy

The Human Resources and Compensation Committee of the Board of Directors shall review this policy at least annually, making such revisions and amendments as it deems appropriate.

Exhibit C

BELMONT BANCORP. / BELMONT NATIONAL BANK

Code of Conduct and Ethics Policy for Senior Financial Officers

MARCH 31, 2003

Purpose

This policy has been established in accordance with the Sarbanes-Oxley Corporate Responsibility Act of 2002.

Scope

This policy addresses the conduct of senior financial officers of Belmont Bancorp. and Belmont National Bank (hereafter referred to collectively as the “Company”) and is in addition to the Bank’s Code of Conduct and Ethics Policy for Directors, Officers and Employees.

Statement of Policy

It is the policy of the Company that its employees, directors and agents are held to the highest standards of honest and ethical conduct when conducting the affairs of the bank. Because the equity shares of Belmont Bancorp. are publicly traded, senior financial officers of the Company are held to an especially high set of ethical standards, which are further described below. Senior financial officers of the Company will not commit acts contrary to those standards of ethical conduct nor shall they condone the commission of such acts by others within the Company.

Noncompliance with the Code

Instances of noncompliance with the provisions or spirit of the Code will be dealt with in a direct and fair-handed manner. When all the pertinent facts of a case have been determined, at a level commensurate with the seriousness of the case, the Company will take appropriate action which may include, but is not limited to the following:

•	Remedial instruction;

•	Further training;

•	A letter of reprimand;

•	Suspension without pay for an appropriate length of time; or

•	Dismissal.

General Standards of Ethical Behavior

Senior financial officers will:

•	Conduct their personal and professional affairs in a way that avoids both real and apparent conflicts on interest between their interests and the interests of the Company.

•	Refrain from engaging in any activity that would compromise their professional ethics or otherwise prejudice their ability to carry out their duties to the Company.

•	Communicate to executive management of the Company and to accountants engaged in financial audits of the Company, all material unfavorable as well as favorable information and professional judgments or opinions known at the time of the financial disclosure.

•	Encourage open communication and full disclosure of financial information by providing a well understood process under which management is kept informed of financial information of importance, including any departures from sound policy, practice, and accounting norms.

•	Ensure that all relevant staff members understand the Company’s open communication and full disclosure standards and processes.

•	Refrain from disclosing confidential information acquired in the course of their work except where authorized, unless legally obligated to do so.

•	Inform subordinates, as appropriate, regarding the confidentiality of information acquired in the course of their work and monitor, as needed, to ensure that subordinates maintain that confidentiality.

•	Refrain from using or appearing to use confidential information acquired in the course of their work for unethical or illegal advantage, either personally or indirectly through others.

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•	Promptly report apparent violations of this code by senior officers or other employees directly to the board of directors or one or more of its members.

Standards Regarding Financial Records and Reporting

Senior financial officers will:

•	Establish appropriate systems and procedures to ensure that business transactions are recorded on the Company’s books in accordance with accounting principals generally accepted in the United States, established Company policy, and appropriate regulatory pronouncements and guidelines.

•	Establish appropriate policies and procedures for the protection and retention of accounting records and information as required by applicable law, regulation, or regulatory guidelines.

•	Establish and administer financial accounting controls that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the safe, sound, and profitable operation of the Company.

•	Completely disclose all relevant information reasonably expected by the Company’s regulatory examiners and internal and external auditor for the full, complete, and successful discharge of their duties and responsibilities.

•	Fully, fairly, accurately, timely, and understandably disclose in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Bank.

•	Fully comply with all applicable governmental laws, rules, and regulations.

*	Senior financial officers are defined as all Regulation O executive officers along with the chief executive officer (CEO), chief financial officer (CFO), chief accounting officer (CAO), controller, or any person serving in an equivalent position regardless of whether or not they are designated as executive officers for Regulation O purposes.

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REVOCABLE PROXY

BELMONT BANCORP.

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2004

KNOW ALL MEN BY THESE PRESENTS that I the undersigned Shareholder of BELMONT BANCORP. do hereby nominate, constitute and appoint Harry W. White, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Company standing in my name at the Annual Meeting of its Shareholders to be held at Undo’s Restaurant, 51130 National Road, St. Clairsville, Ohio, on May 17, 2004, at 11:00 a.m., or at any adjournments thereof with all the powers the undersigned would possess if personally present. Said proxy shall vote the shares as directed by the undersigned and, in his discretion, on all other matters that may properly come before the meeting. The undersigned directs said proxy to vote as specified upon items shown on this proxy, which are referred to in the Notice of Annual Meeting and described in the Proxy Statement. If this proxy is properly executed and returned by the undersigned unmarked, said proxy will vote FOR all of the proposals. Any proxy that is not properly executed shall be ineffective.

For Withheld For All Except	☐ ☐ ☐

1.      For the election of John H. Goodman, II, James R. Miller, Brian L. Schambach and Keith A. Sommer and to hold office until the annual meeting in 2007, with authority to distribute the votes among the nominees as the proxy may may determine in his discretion.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_____________________________________________ _____________________________________________

For Against Abstain	☐ ☐ ☐	2. To consider and act upon a proposal to ratify the appointment of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2004.

_______________________________________	Dated: ___________________
Signature
_______________________________________	Dated: ___________________
Signature (if held jointly)

☐	Please check here if you plan to attend the Annual Shareholders’ Meeting in person.

When signing in a fiduciary capacity, please give full title. All joint owners must sign if the shares are held jointly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE ITEMS.

Please sign, date and return your Proxy promptly in the enclosed envelope to Registrar and Transfer Company.